Exhibit 3.1

AMENDMENT
TO
THE AMENDED AND RESTATED BY-LAWS
OF
CABLE ONE, INC.

Effective February 14, 2022

ARTICLE II of the By-Laws of Cable One, Inc., a Delaware corporation, is hereby amended to include the following text:

ARTICLE II

Meetings of Stockholders

SECTION 12.

(a)     Proxy Access. Subject to the provisions of this Section 12, the Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of the stockholders at which directors are to be elected, the name of, and the Required Information (as hereinafter defined) relating to, any person whom a stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”) who satisfies the eligibility requirements in this Section 12 (an “Eligible Stockholder Nominee”) and who is identified in a notice that complies with Section 12(e) and that is timely delivered pursuant to Section 12(f) (the “Stockholder Notice”) by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the ownership and other requirements of this Section 12 (such stockholder or group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the Stockholder Notice to have such Eligible Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 12. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 12. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 12 shall apply to each member of the group; provided, however, that the Required Ownership Percentage (as hereinafter defined in Section 12(b) of this Article II) shall apply to the ownership of the group in the aggregate.

For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Eligible Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and as required by any applicable listing standards, (ii) if the Eligible Stockholder so elects, the Statement (as hereinafter defined in Section 12(i) of this Article II) and (iii) any other information that the Corporation or the Board determines, in their discretion, to include in the proxy statement relating to the nomination of the Eligible Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 12.

(b)     Eligible Stockholder Ownership Requirements. To qualify as an “Eligible Stockholder” pursuant to this Section 12, a stockholder or group of stockholders must (i) own and have owned (as hereinafter defined in Section 12(c) of this Article II) 3% or more (as adjusted for any stock splits, stock dividends or similar events, the “Required Ownership Percentage”) of the number of outstanding shares of the Corporation’s common stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Stockholder Notice (the “Required Shares”) continuously for at least three years as of both the date the Stockholder Notice is delivered to the Secretary of the Corporation in accordance with this Section 12 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders and (ii) thereafter continue to own the Required Shares through the annual meeting date.

For purposes of satisfying the ownership requirements of this Section 12(b), two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 14(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purposes of determining the members of a group of stockholders comprising one Eligible Stockholder, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 12.

(c)     Definition of Ownership. For purposes of this Section 12:

(i)     an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the stockholder possesses both:

(A)     the full voting and investment rights pertaining to the shares; and

(B)     the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares:

(1)     sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed (including any short sale);

(2)     borrowed by such stockholder or any of its affiliates for any purpose or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or

(3)     subject to any option, warrant, forward contract, swap, contract of sale or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (I) reducing in any manner, to any extent or at any time in the future, such stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (II) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate; and

(ii)     A stockholder “owns” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (A) the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice; or (B) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such person; and

(iii)     The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. The term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(d)     Number of Eligible Stockholder Nominees. The maximum number of Eligible Stockholder Nominees nominated by all Eligible Stockholders pursuant to this Section 12 (including individuals that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12, but either are subsequently withdrawn or that the Board nominates as Board nominees) that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders together with any nominees who were previously elected to the Board after being nominated pursuant to this Section 12 at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board, shall not exceed the greater of (i) two or (ii) 25% of the total number of directors in office as of the last day on which a Stockholder Notice may be delivered to the Secretary pursuant to this Section 12, or if the number of directors calculated in this clause (ii) is not a whole number, the closest whole number below 25% (such greater number, the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board after the last day on which a Stockholder Notice may be delivered to the Secretary pursuant to Section 12 with respect to an annual meeting, but before the date of the Corporation’s annual meeting, and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number of Eligible Stockholder Nominees nominated pursuant to this Section 12 included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.

Any Eligible Stockholder submitting more than one Eligible Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank its Eligible Stockholder Nominees based on the order that such Eligible Stockholder desires such Eligible Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Eligible Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Maximum Number of Eligible Stockholder Nominees provided for in this Section 12. In the event that the number of Eligible Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Maximum Number of Eligible Stockholder Nominees provided for in this Section 12, the highest-ranking Eligible Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 12. If the maximum number is not reached after the highest ranking Eligible Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any Eligible Stockholder Nominee who satisfies the eligibility requirements in this Section 12 (1) thereafter withdraws from the election (or his or her nomination is withdrawn by the Eligible Stockholder) or (2) is thereafter not included in the Corporation’s proxy materials or is not submitted for director election for any reason (including the failure to comply with this Section 12) other than due to a failure by the Corporation to include such Eligible Stockholder Nominee in the Corporation’s proxy materials in violation of this Section 12, no other nominee or nominees (other than any Eligible Stockholder Nominee already determined to be included in the Corporation’s proxy materials who continues to satisfy the eligibility requirements of this Section 12) shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof pursuant to this Section 12.

(e)     Contents of Stockholder Notice. The inclusion of an Eligible Stockholder Nominee in the Corporation’s proxy materials shall be subject to the delivery to the Secretary of, and the Stockholder Notice shall set forth, the following:

(i)     as to the Eligible Stockholder (including, in the case of a group, each member thereof) giving the Stockholder Notice, (A) the name and address of each such stockholder or stockholders and (B) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder or stockholders;

(ii)     as to each Eligible Stockholder Nominee whom the Eligible Stockholder proposes to nominate for election to the Board pursuant to this Section 12:

(A)     the Required Information (other than the information specified in clause (iii) of the definition of Required Information);

(B)     the Eligible Stockholder Nominee’s written consent to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and

(C)     a written representation and agreement from such Eligible Stockholder Nominee that such Eligible Stockholder Nominee:

(1)     is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the Corporation, or if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;

(2)     has not been during the past three years, is not, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation;

(3)     intends to serve as a director of the Corporation for the full term for which such Eligible Stockholder Nominee is to stand for election; and

(4)     will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors;

(iii)     a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)     the written agreement of the Eligible Stockholder (including, in the case of a group, each member thereof) addressed to the Secretary, setting forth the following additional agreements, representations, and warranties:

(A)     one or more written statements of the Eligible Stockholder setting forth and certifying to the number of shares of the Corporation it is deemed to own for purposes of this Section 12;

(B)     one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Stockholder Notice is delivered to the Secretary, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(C)     that such Eligible Stockholder:

(1)     acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent;

(2)     presently intends to maintain the Required Ownership Percentage of the Required Shares through the date of the annual meeting of stockholders;

(3)     has not nominated and will not otherwise nominate for election to the Board at the annual meeting of stockholders any person other than the Eligible Stockholder Nominee(s) being nominated pursuant to this Section 12;

(4)     has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting of stockholders other than its Eligible Stockholder Nominee or a nominee of the Board;

(5)     will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(6)     has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(7)     confirms that it will notify the Corporation of any defects in, and otherwise update and supplement, the information provided to the Corporation pursuant to this Section 12 as required by Section 12(h); and

(8)     as to any funds purporting to be a Qualifying Fund, within five business days after the date of the Stockholder Notice, will provide documentation reasonably satisfactory to the Corporation that demonstrates such funds satisfy the requirements of this Section 12 to be a Qualifying Fund; and

(D)     that the Eligible Stockholder agrees to:

(1)     assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that such Eligible Stockholder provided to the Corporation;

(2)     comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders;

(3)     indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12;

(4)     file with the Securities and Exchange Commission any solicitation materials with the Corporation’s stockholders relating to the annual meeting, one or more of the Corporation’s directors or director nominees or any Eligible Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and

(5)     intend to be present in person at the annual meeting (or virtually, if no in person meeting is held) or send a qualified representative in its place, to present its Eligible Stockholder Nominee at the meeting; and

(v)     in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination.

(f)     Timeliness of Stockholder Notice. To be timely under this Section 12, the Stockholder Notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date the Corporation’s proxy statement was first mailed to stockholders in connection with the prior year’s annual meeting of stockholders; provided, however, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the Stockholder Notice must be delivered to or mailed and received by the Secretary not later than 120 days nor more than 150 days prior to the current year’s annual meeting or not later than the 10th calendar day following the date on which the Corporation makes a public announcement of the date of the applicable annual meeting. In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the delivery of the Stockholder Notice as described above.

(g)     Director Questionnaires and Requests for Additional Information. At the request of the Corporation, the Eligible Stockholder Nominee must promptly, but in any event within five business days of such request, sign, complete and submit to the Corporation all questionnaires required of directors of the Corporation and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine if each Eligible Stockholder Nominee is independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

(h)     Inaccuracies in Information Provided by Eligible Stockholders or Eligible Stockholder Nominees. In the event that any information or communications provided by the Eligible Stockholder or the Eligible Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Eligible Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit an Eligible Stockholder Nominee from its proxy materials pursuant to this Section 12.

(i)     Information Included in Proxy Statement. The Eligible Stockholder may provide to the Secretary, at the time the Stockholder Notice is provided, a written statement for inclusion in the Corporation’s proxy statement, not to exceed 500 words, in support of its Eligible Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 12 shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Eligible Stockholder or Eligible Stockholder Nominee.

(j)     Exclusion of Eligible Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 12, any Eligible Stockholder Nominee in its proxy materials for any annual meeting of stockholders, and any such nomination shall be disregarded and no vote on such Eligible Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i)     the Secretary receives a notice (whether or not subsequently withdrawn) that an Eligible Stockholder nominating such Eligible Stockholder Nominee has nominated any person for election to the Board pursuant to the advance notice requirements for stockholder nominees for directors set forth in Section 3 of Article III of these By-laws;

(ii)     the Eligible Stockholder Nominee (A) is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Eligible Stockholder Nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation, as determined by the Board, (B) is not independent, as determined by the Board, under any applicable listing standards, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (C) who does not meet the audit committee independence requirements under any applicable listing standards, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (D) is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (E) is named a subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the Eligible Stockholder Nominee or, within the 10 years preceding such date, has been convicted in such a criminal proceeding, (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended or (G) upon becoming a member of the Board would cause the Corporation to be in violation of these By-laws, the Certificate, any applicable listing standard or applicable state or federal law, rule or regulation;

(iii)     the Eligible Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) who has nominated such Eligible Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the meeting other than such Eligible Stockholder Nominee or a nominee of the Board;

(iv)     the Eligible Stockholder Nominee or the Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading; or

(v)     if the Eligible Stockholder (including, in the case of a group, any member thereof) or applicable Eligible Stockholder Nominee otherwise shall have breached or contravened any of its or their agreements, representations or undertakings or failed to comply with this Section 12.

(k)     Invalid Nominations. Notwithstanding anything to the contrary set forth in this Section 12, the Board or, during the annual meeting of stockholders of the Corporation, the chairman of the annual meeting of stockholders shall declare a nomination by a Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Eligible Stockholder (including, in the case of a group, any member thereof) or the applicable Eligible Stockholder Nominee shall have breached its or their obligations under this Section 12, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section 12, (ii) such Eligible Stockholder Nominee or the applicable Eligible Stockholder (including, in the case of a group, any member thereof) shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading or (iii) the Eligible Stockholder (or a qualified representative thereof) does not appear in person at the annual meeting of stockholders (or virtually, if no in person meeting is held) to present any nomination pursuant to this Section 12.

(l)     Ineligibility of Certain Eligible Stockholder Nominees. Any Eligible Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders shall be ineligible to be a Eligible Stockholder Nominee pursuant to this Section 12 for the next two annual meetings of stockholders if such Eligible Stockholder Nominee (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive at least 25% of the votes cast (with respect to the election of the Eligible Stockholder Nominee) in favor of the Eligible Stockholder Nominee’s election.

(m)     Exclusive Method of Proxy Access. Except as required by law, this Section 12 shall be the exclusive method for stockholders (including beneficial owners of stock) to include nominees for director election in the Corporation’s proxy materials.

(n)     Board Interpretation. The Board shall have the exclusive power and authority to interpret the provisions of this Section 12 and make, in good faith, all determinations deemed necessary or advisable in connection with this Section 12 to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Corporation, its stockholders, beneficial owners and all other parties.